Illinois Agricultural Association and Affiliated Companies as of June 30, 1996

*ILLINOIS AGRICULTURAL ASSOCIATION

l.   Country Mutual Insurance Company
2.   Country Casualty Insurance Company
3.   Country Preferred Insurance Company
4.   IAA Trust Tax Exempt Bond Fund, Inc.
5.   CC Services, Inc.
6.   Mid-America Services of Alaska, Inc.
     Mid-America Services of Arizona, Inc.
     Mid-America Services of Arkansas, Inc.
     Mid-America Financial Corp. of CO, Inc.
     Mid-America Services of Kansas, Inc.
     M-A Services Corp. of Minnesota, Inc.
     Mid-America Services of Missouri, Inc.
     Mid-America Services of Nevada, Inc.
     Mid-America Services of New Mexico, Inc.
     Mid-America Brokerage, Inc. (Oklahoma)
     Mid-America Services of Oregon, Inc.
     Mid-America Services of Utah, Inc.
     Mid-America Services of Washington, Inc.
7.   Illinois Agricultural Holding Co.
8.   Illinois Agricultural Service Co.
9.   Country Life Insurance Co.
10.  Country Medical Plans Inc.
11.  Country Capital Management Co.
12.  Country Investors Life Assurance Co.
13.  AgriVisor Services, Inc.
14.  IAA Trust Company
15.  IAA Trust Asset Allocation Fund, Inc.
16.  IAA Trust Growth Fund, Inc.
17.  IAA Trust Taxable Fixed Income Series Fund, Inc.
18.  Prairie Farms Dairy, Inc.
19.  Muller-Pinehurst Dairy, Inc.
20.  East Side Jersey Dairy, Inc.
21.  Ice Cream Specialities, Inc.
22.  ABC Dairy, Inc.
23.  P.F.D. Supply Corporation
24.  Mo-Kan Express, Inc.
25.  GMS Transportation Co.
26.  Illinois Milk Producers Association
27.  Interstate Producers Livestock Association
28.  Illinois Livestock Marketing Company
29.  IAA Federal Credit Union
30.  Illinois Agricultural Auditing Association
31.  IAA Recreation Association
32.  **GROWMARK, Inc.
33.  FS Credit Corporation
34.  MID-CO Commodities, Inc.
35.  TRI-FS Feeds, Inc.
36.  FS Farmco, Inc.
37.  Lakeland FS, Inc.
38.  Illinois Feed Manufacturing Company
39.  Four Seasons FS, Inc.
40.  Southwest FS, Inc.
41.  FS Services Ontario, Inc.
42.  Cedar Johnson Exchange Co.
43.  1105433 Ontario Inc.
44.  UPI, Inc.

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1.   Organized in Illinois as a mutual insurance company. Proxy control in
Illinois Agricultural Association.

2. Organized in Illinois as a stock insurance company. 100% of voting securities owned by Country Mutual Insurance Company.

3. Organized in Missouri as a stock insurance company. 100% of voting securities owned by Country Mutual Insurance Company.

4. Organized in Maryland as a mutual fund under the General Corporation Law. 11.76% of voting securities owned by Country Mutual Insurance Company.

5. Organized in Illinois as a business corporation. 71.4% of voting securities owned by Illinois Agricultural Association; 17.14% of voting securities owned by Country Mutual Insurance Company; 11.43% of voting securities owned by Country Life Insurance Company.

6. Organized as a business corporation in the state indicated. 100% of voting securities of each company owned by CC Services, Inc.

7. Organized in Illinois under the General Corporation Act. 98.3% of voting securities owned by Illinois Agricultural Association.

8. Organized in Illinois as a business corporation. 100% of voting securities owned by Illinois Agricultural Holding Co.

9. Organized in Illinois as a stock insurance company. 99.99% of voting securities owned by Illinois Agricultural Holding Co.

10. Organized in Illinois as a stock insurance company. 100% of voting securities owned by Country Life Insurance Company.

11. Organized in Illinois as a business corporation. 100% of voting securities owned by Country Life Insurance Company.

12. Organized in Illinois as a stock insurance company. 100 % of voting securities owned by Country Life Insurance Company.

13. Organized in Illinois under the General Corporation Act. 100% of voting securities owned by Illinois Agricultural Holding Co.

14. Organized in Illinois as a business corporation. 100% of voting securities owned by Illinois Agricultural Holding Co.

15. Organized in Maryland as a mutual fund under the General Corporation Law. 12.77% of voting securities owned by Country Life Insurance Company. 51.06% of the securities owned of record by IAA Trust Company.

16. Organized in Maryland as a mutual fund under the General Corporation Law. 9.66% of voting securities owned by Country Life Insurance Company. 36.46% of the voting securities owned of record by IAA Trust Company.

17. Organized in Maryland as a mutual fund under the General Corporation Law. 81.45% of the voting securities owned of record by IAA Trust Company.

18. Organized in Illinois as an agricultural cooperative. 39.5% of voting securities owned by Illinois Agricultural Association.

19. Organized in Illinois as a business corporation. 50% of voting securities owned by Prairie Farms Dairy, Inc.

20. Organized in Indiana as a business corporation. 100% of voting securities owned by Prairie Farms Dairy, Inc.

21. Organized in Missouri as a business corporation. 100% of voting securities owned by Prairie Farms Dairy, Inc.

22. Organized in Missouri as a business corporation. 100% of voting securities owned by Prairie Farms Dairy, Inc.

23. Organized in Illinois as a business corporation. 100% of voting securities owned by Prairie Farms Dairy, Inc.

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24.  Organized in Kansas as a business corporation. 50% of voting securities owned by P.F.D. Supply Corporation.

25. Organized in Illinois as a business corporation. 100% of voting securities owned by Prairie Farms Dairy, Inc.

26. Organized in Illinois as an agricultural cooperative. 44.4% of voting securities owned by Illinois Agricultural Association.

27. Organized in Illinois as an agricultural cooperative. 36.5% of voting securities owned by Illinois Agricultural Association.

28. Organized in Illinois as a business corporation. 100% of voting securities owned by Interstate Producers Livestock Association.

29. Organized as a Federal Credit Union. No corporate control. Membership control in Illinois Agricultural Association and certain affiliated companies.

30. Organized in Illinois as an agricultural cooperative. 48.9% of voting securities owned by Illinois Agricultural Association.

31. Organized in Illinois as a not-for- profit association. Membership control in Illinois Agricultural Association and certain affiliated companies.

32. Organized in Delaware under the General Corporation Act. 25.9% of voting securities owned by Illinois Agricultural Association.

33. Organized in Illinois as an agricultural cooperative. 99.8% of voting securities owned by GROWMARK, Inc.

34. Organized in Delaware under the General Corporation Act. 99.0% of voting securities owned by GROWMARK, Inc.

35. Organized in Iowa under the Business Corporation Act. 100% of voting securities owned by GROWMARK, Inc.

36. Organized in Delaware under the General Corporation Act. 100% of voting securities owned by GROWMARK, Inc.

37. Organized in Illinois as an agricultural cooperative. 47.57% of voting securities owned by FS Farmco, Inc.

38. Organized in Delaware under the General Corporation Act. 50% of voting securities owned by GROWMARK, Inc.

39. Organized in Delaware under the General Corporation Act. 100% of voting securities owned by GROWMARK, Inc.

40. Organized in Delaware under the General Corporation Act. 100% of voting securities owned by GROWMARK, Inc.

41. Organized in Ontario under the Business Corporation Act. 100% of voting securities owned by GROWMARK, Inc.

42. Organized in Iowa under the Business Corporation Act. 100% of voting securities owned by GROWMARK, Inc.

43. Organized in Ontario under the Business Corporation Act. 100% of voting securities owned by GROWMARK, Inc.

44. Organized in Ontario under the Business Corporation Act. 50% of voting securities owned by 1105433 Ontario Inc.

* Organized in Illinois as a not-for-profit corporation. No voting securities. No person controls it.
** GROWMARK, Inc. owns more than 25% of the outstanding voting securities in approximately 70 of its Illinois and Iowa member companies.